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                                                          Exibit 5.1



                                                          February 11, 1997



Financial Performance Corporation
335 Madison Avenue
New York, New York   10017

                  Re:  Registration Statement on Form SB-2
                       File No. 333-19371
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Gentlemen:

                  We have acted as special counsel in connection with the offering by certain selling securityholders of 7,123,513 shares of Common Stock, par value $.01 per share (the "SHARES"), and 1,502,870 shares of Common Stock issuable upon exercise of warrants (the "WARRANT SHARES") of Financial Performance Corporation (the "COMPANY") pursuant to a Registration Statement on Form SB-2 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

                  In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

                  Based upon the foregoing, and subject to the qualifications and limitations contained herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable and the Warrant Shares, when issued, delivered and paid for in accordance with the terms of the warrants, will be validly issued, fully paid and non-assessable.

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Financial Performance Corporation
February 11, 1997
Page 2


                  We are members of the Bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of New York.

                  Our opinion and the matters expressed herein are as of the date hereof and we assume no obligation to advise you of any change in any matter set forth herein after the date hereof.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement.
 In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations thereunder, or that we are "experts" within the meaning of the Securities Act or such rules and regulations.

                                                Very truly yours,

                                                /s/ Baer Marks & Upham LLP